     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998.
                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM S-8
                               REGISTRATION STATEMENT

                                       UNDER
                             THE SECURITIES ACT OF 1933


                           DIGITAL MICROWAVE CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                               77-0016028
       (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
     of Incorporation or Organization)

    170 ROSE ORCHARD WAY, SAN JOSE, CA                     95134
 (Address of Principal Executive Offices)               (Zip Code)



                   MAS TECHNOLOGY LIMITED 1997 STOCK OPTION PLAN
                             (Full Title of the Plans)


                                 CHARLES D. KISSNER
                 CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           DIGITAL MICROWAVE CORPORATION
                                170 ROSE ORCHARD WAY
                                SAN JOSE, CA  95134
                      (Name and Address of Agent For Service)


                                    408/943-0777
                      (Telephone Number, Including Area Code,
                               of Agent For Service)


                                  With a copy to:
                               Bruce Alan Mann, Esq.
                              Morrison & Foerster LLP
                                 425 Market Street
                              San Francisco, CA 94105


--------------------------------------------------------------------------------

                          Calculation of Registration Fee

-------------------------------------------------------------------------------------------------
                                                                 Proposed
                                            Proposed Maximum     Maximum
 Title of Securities   Number of Shares     Offering Price Per   Aggregate       Amount of
 to be Registered      to be Registered     Share                Offering Price  Registration Fee
-------------------------------------------------------------------------------------------------
 Common Stock                53,918             $4.2345*            $228,316        $63.47
-------------------------------------------------------------------------------------------------



* Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low price per share of Digital Microwave Corporation's Common Stock on the Nasdaq National Market on October 29, 1998.

                                      Part II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed for the purpose of registering additional securities of the same class as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-45053) relating to the MAS Technology Limited 1997 Stock Option Plan (the "Plan") of MAS Technology Limited, a wholly owned subsidiary of Digital Microwave Corporation (the "Registrant") and the contents of that Registration Statement, including any future amendments thereto or subsequent filings incorporated therein by reference, are incorporated herein by this reference. The additional securities registered hereby consist of 53,918 shares of the Registrant's Common Stock, par value $0.01 per share, which are reserved for issuance to participants under the Plan.

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC").

          (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Act on September 9, 1998.

          (b)  The Registrant's latest Annual Report on Form 10-K and on
               Form 10-K/A for the fiscal year ended March 31, 1998, filed with the SEC on June 29, 1998 and July 20, 1998, respectively, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998 filed with the SEC on August 14, 1998, pursuant to Section 13(a) of the Exchange Act.

          (d) The Registrant's Current Reports on Form 8-K dated April 3, 1998, July 23, 1998 and October 20, 1998, each filed pursuant to
               Section 13(a) of the Exchange Act.

          (e) The Registrant's Registration Statement No. 0-15895 on Form 8-A filed with the SEC on May 22, 1987, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS

Exhibit No.    Description
-----------    -----------

5.1 Opinion of Morrison & Foerster LLP as to the legality of the securities being registered.

23.1           Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2 Consent of Morrison & Foerster LLP (contained in the opinion of counsel filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 5, 1998.

                                        DIGITAL MICROWAVE CORPORATION



                                        By: /s/ CHARLES D. KISSNER
                                             -----------------------------------
                                             Charles D. Kissner
                                             Chairman of the Board and Chief
                                             Executive Officer

                    POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

          Each person whose signature appears below constitutes and appoints Charles D. Kissner and Carl A. Thomsen, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

          Further, pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                        Title                       Date
------------------------    -----------------------------    -------------------

/s/ CHARLES D. KISSNER
------------------------
    Charles D. Kissner      Chairman of the Board and         November 5, 1998
                            Chief Executive Officer

/s/ RICHARD C. ALBERDING
------------------------
   Richard C. Alberding     Director                          November 5, 1998

/s/ PAUL S. BACHOW
------------------------
      Paul S. Bachow        Director                          November 5, 1998

/s/ JOHN W. COMBS
------------------------
      John W. Combs         Director                          November 5, 1998

/s/ CLIFFORD H. HIGGERSON
------------------------
  Clifford H. Higgerson     Director                          November 5, 1998

/s/ JAMES D. MEINDL
------------------------
     James D. Meindl        Director                          November 5, 1998

/s/ V. FRANK MENDICINO
------------------------
    V. Frank Mendicino      Director                          November 5, 1998

/s/ BILLY B. OLIVER
------------------------
     Billy B. Oliver        Director                          November 5, 1998

------------------------
      Howard Oringer        Director                          November __, 1998

/s/ CARL A. THOMSEN
------------------------
     Carl A. Thomsen        Vice President, Chief             November 5, 1998
                            Financial Officer and
                            Secretary (Principal Financial
                            and Accounting Officer)